UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277
(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01.      Entry into a Material Definitive Agreement

On October 23, 2013, pursuant to the Binding Letter of Intent executed on August 2, 2013, Chanticleer Holdings, Inc., (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Manchester Wings Limited (the “Seller”) for the purchase of 100% of the shares of West End Wings Limited (“WEW”), a company wholly owned by the Seller, for a total purchase price of three million one hundred and fifty thousand dollars ($3,150,000). WEW wholly owns the Nottingham, England Hooters restaurant location operations. As part of this transaction, all leasehold and franchise rights to the location will be transferred to the Company. Final closing and execution of remaining documents is set to occur November 5, 2013.

The Company’s Board of Directors unanimously approved the Company’s entry into the Agreement.

Each party’s obligation to consummate the Agreement is subject to customary conditions, including, but not limited to: (a) the accuracy of the other party’s representations and warranties contained in the Agreement, and (b) the other party’s compliance with its obligations under the Agreement in all material respects.

The Agreement includes customary representations, warranties and covenants of the parties. Among its covenants, the Company has agreed to: (a) obtain any required NASDAQ and government approvals, and (b) not take any action that would make any representation or warranty included in the Agreement inaccurate at any time prior to the closing date.

A copy of the Agreement and accompanying Tax Covenant has been attached as Exhibit 10.1 and 10.2, respectively, to this current report on Form 8-K to provide our shareholders and investors with information regarding the terms. These documents are not intended to provide any other factual information about the Company, the Nottingham location, or any of their respective affiliates or businesses. The representations, warranties, covenant and agreement contained in the documents were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

ITEM 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Purchase Agreement

10.2	Tax Covenant

99.1	Press release dated October 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 24, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.	Material Contracts (executed Oct. 23, 2013)	Furnished Electronically
99.1	Press Release dated October 24, 2013	Furnished Electronically